Exhibit 99.1

Odysight.ai CEO Yehu Ofer Elected as Member of the International Board of the Weizmann Institute

OMER, Israel, November 22, 2023 — Odysight.ai Inc. (OTCQB: SCTC), a leading provider of visual-based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, proudly announced the election of its CEO, Yehu Ofer, as a member of the International Board of the renowned Weizmann Institute of Science.

Mr. Ofer’s appointment to this role reflects a significant recognition from one of Israel’s top scientific and technological research organizations. This recognition exemplifies Mr. Ofer’s exceptional and outstanding reputation within leading technological defense and commercial organizations in Israel and abroad.

Yehu Ofer assumed the position of CEO of Odysight.ai on October 18, 2022. He brought with him a substantial business background in the aviation and aerospace industries, as well as a wealth of expertise as a former Israeli Air Force (IAF) pilot and commander. Under his leadership, Odysight.ai has evolved into a major player in the development of video sensor-based predictive maintenance and condition based monitoring solutions for vital systems in the aviation, aerospace, industrial, transportation and energy sectors.

A retired colonel in the Israel Air Force, Mr. Ofer has held significant positions, including leading operational squadrons and serving as Israel’s defense attaché to Italy, Greece, Serbia and Croatia. His experience extends to the private sector, where he held senior management roles at Elbit Systems Ltd. Mr. Ofer holds an MA in International Relations from the University of Haifa and a BA in Economics and Logistics from Bar Ilan University. In addition, Mr. Ofer is a graduate of the National Security college in Tel Aviv.

“The Board of Directors and I proudly congratulate Mr. Yehu Ofer on his election to the International Board of the Weizmann Institute”, said Prof. Benad Goldwasser, Chairman of the Board of Odysight.ai. “Yehu’s profound commitment to excellence and leadership as well as his deep understanding of technology and its business applications, as evident during his tenure as our CEO, will undoubtedly contribute to the Weizmann Institute’s International Board as much as it has contributed and will continue doing so to Odysight.ai “.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations about Mr. Yehu Ofer’s performance as CEO of the Company or a member of the International Board of the Weizmann Institute of Science. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations

Miri Segal

MS-IR LLC

917-607-8654

msegal@ms-ir.com